UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2023

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, in December 2020, SELLAS Life Sciences Group, Inc. (the “Company”) entered into an exclusive license agreement (the “3D Medicines License Agreement”) with 3D Medicines Inc. (“3D Medicines”), a China-based biopharmaceutical company developing next-generation immuno-oncology drugs, for the development and commercialization of galinpepimut-S (“GPS”) as well as the Company’s next generation heptavalent immunotherapeutic, GPS+, across all therapeutic and diagnostic uses in mainland China, Hong Kong, Macau and Taiwan (collectively, the “Licensed Territory”). In November 2022, the Company announced that it had agreed with 3D Medicines for 3D Medicines to participate in the Company’s Phase 3 open-label registrational clinical trial for GPS in patients with acute myeloid leukemia who have achieved complete remission following second-line salvage therapy (the “REGAL Study”) through the inclusion of approximately 20 patients from mainland China.

In accordance with the terms of the 3D Medicines License Agreement and the Side Letter Agreement, dated December 5, 2022, by and between the Company and 3D Medicines (the “Side Letter”), the Company had expected that 3D Medicines Inc. would begin enrolling patients in mainland China in the REGAL Study in the second half of 2023 and subsequently make two development milestone payments totaling $13.0 million. However, patients were enrolled in the REGAL Study in Taiwan, which is part of the Licensed Territory, prior to the second half of 2023. Thus, the Company and 3D Medicines are currently engaged in a dispute regarding, among other things, the trigger and payment of the relevant milestone payments due to the Company as well as 3D Medicine’s failure to use commercially reasonable best efforts to develop GPS in the Licensed Territory, and particularly in mainland China. Over the last three to four months, the Company has attempted to resolve the aforementioned matters in good faith under the dispute resolution provisions of the 3D Medicines License Agreement but has been unable to reach a resolution. Accordingly, SELLAS has commenced a binding arbitration proceeding administered by the Hong Kong International Arbitration Centre governed by New York State law as per the 3D Medicines License Agreement. The Company is unable at this time to predict with certainty the outcome of the arbitration proceeding, or the timing of the receipt of any milestone payments and other damages it is seeking in the arbitration proceeding, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: December 22, 2023	By:		/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary

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